SCHIFF NUTRITION INTERNATIONAL, INC. ANNOUNCES
FISCAL 2013 FIRST QUARTER RESULTS
– Raises Fiscal 2013 Financial Guidance –

Salt Lake City, Utah, September 18, 2012: Schiff Nutrition International, Inc., (NYSE: SHF), announced results for the fiscal 2013 first quarter ended August 31, 2012.

“We are pleased to report another strong quarter for Schiff Nutrition,” stated Tarang Amin, president and chief executive officer. “Net sales increased 46% and Adjusted EBITDA increased 81% versus year ago, reflecting progress executing our growth strategy to build leading brands in four key conditions. Our brand building, innovation, and customer initiatives continue to drive MegaRed® in heart health, Move Free® in joint care, Airborne® in immune support, and Digestive Advantage® in probiotics. Gross margin improvement was driven by branded growth and strong operational execution including lean manufacturing and sourcing initiatives. Given our first quarter performance and expectations for the balance of the year, we are taking up our fiscal 2013 guidance.”

Fiscal 2013 First Quarter Results
•
Net sales were $85.1 million, compared to $58.2 million for the same period in fiscal 2012. Branded sales increased 49.3% to $74.8 million and reflect the contribution of the Airborne acquisition completed on March 30, 2012, compared to $50.1 million in fiscal 2012.

•
Gross profit margin was 47.1% for the fiscal 2013 first quarter. Fiscal 2013 first quarter results were negatively impacted by a $1.6 million purchase accounting adjustment related to acquired Airborne inventory. The purchase accounting adjustment lowered gross profit margin by 1.8 percentage points.  Gross profit margin for the fiscal 2012 first quarter was 44.7%.

•	Total operating expenses increased to $27.7 million, from $18.3 million a year ago, primarily reflecting the company’s continued emphasis on support for advertising and brand building.
•
Net income for the fiscal 2013 first quarter was $6.0 million, compared to net income of $4.7 million for the same period in fiscal 2012. Earnings per diluted share were $0.20 for the fiscal 2013 first quarter, compared to $0.16 for the same period in fiscal 2012.

•
Adjusted EBITDA, which is defined as income from operations before depreciation, amortization, stock-based compensation and completed acquisition, including transaction and other related costs, was $17.4 million for the fiscal 2013 first quarter, compared to $9.6 million for the same period in fiscal 2012.

Company Outlook
The company is raising fiscal 2013 guidance as follows:

Fiscal Year 2013 Guidance	As of July 31, 2012	As of September 18, 2012
Net sales growth (compared to fiscal 2012)	40.0% to 43.0%	43.0% to 46.0%
Gross profit margin	48.0% to 50.0%	49.0% to 51.0%
Selling & marketing expense (% of net sales)	25.0% to 27.0%	25.0% to 27.0%
Other operating expenses (in millions)	$35.0 to $37.0	$36.0 to $38.0
Operating margin	12.5% to 14.0%	14.5% to 16.0%

Conference Call Information
Schiff will hold a conference call today, September 18th, at 11:00 a.m. ET.  The event will be webcast at http://www.schiffnutrition.com/press_conference_calls.asp. The webcast replay will be available for 90 days. If you do not have Internet access, the dial-in number will be 888-771-4371 for domestic callers and 847-585-4405 for international callers. The participant access code is 33249843. A replay of the call will be available by dialing 888-843-7419 for domestic callers and 630-652-3042 for international callers, and entering access code 33249843. The telephone replay will be available through September 25th, 2012.

Reconciliation of Adjusted EBITDA to Income from Operations
This press release refers to non-GAAP financial measures. The company defines "Adjusted EBITDA" as income from operations before depreciation, amortization, stock-based compensation and completed acquisition, including transaction and other related costs. This non-GAAP financial measure is not prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of the non-GAAP measure to the comparable GAAP measure is included in the attached financial tables.  Management believes the presentation of Adjusted EBITDA is relevant and useful because Adjusted EBITDA is a measurement industry analysts utilize when evaluating the company’s operating performance.  Management also believes Adjusted EBITDA enhances an investor's understanding of the company’s results of operations because it measures the company’s operating performance exclusive of completed acquisition, including transaction and other related costs and non-cash charges for depreciation, amortization and stock-based compensation.  Management also provides this non-GAAP measurement as a way to help investors better understand the company’s core operating performance, enhance comparisons of the company’s core operating performance from period to period and to allow better comparisons of the company’s operating performance to that of its competitors.

About Schiff Nutrition
Schiff Nutrition International, Inc. is a leading nutritional supplement company offering vitamins, nutritional supplements and nutrition bars in the United States and abroad.  Schiff’s portfolio of well-known brands includes MegaRed®, Move Free®, Airborne®, Tiger's Milk®, Digestive Advantage® and Schiff® Vitamins.  Focused on quality for 75 years, Schiff’s headquarters and award-winning manufacturing and distribution facility are based in Salt Lake City, Utah.  To learn more about Schiff, please visit the web site www.schiffnutrition.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based on management’s beliefs and assumptions, current expectations, estimates, and projections. These statements, including those under the heading “Company Outlook,” are subject to known and unknown risks and uncertainties, certain of which are beyond the company’s ability to control or predict, and therefore, actual results may differ materially.  For example, statements concerning Schiff’s financial condition, possible or expected results of operations, commercialization of new products, growth opportunities and plans of management are all forward-looking statements. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date hereof. Schiff disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements.

Important factors that may cause actual results of Schiff to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: dependence on sales of Move Free, MegaRed and Airborne products, dependence on individual customers, adverse publicity or consumer perception regarding our nutritional supplements and/or their ingredients, similar products distributed by other companies or the nutritional supplement industry generally, the impact of competitive products and pricing pressure (including expansion of private label products), the inability to successfully bid on new and existing private label business, the impact of raw material pricing, availability and quality (particularly relating to joint care products and ingredients from third-party suppliers outside the United States, including China), claims that our products infringe the intellectual property rights of others, the inability to enforce or protect our intellectual property rights and proprietary techniques against infringement, the inability to successfully launch and maintain sales outside of the United States while maintaining the integrity of the products sold and complying with local regulations, the inability to appropriately respond to changing consumer preferences and demand for new products, the inability to gain or maintain market distribution for new products or product enhancements, litigation and government or administrative regulatory action in the United States and internationally, including FDA enforcement and product liability claims, the inability or increased cost to obtain sufficient levels of product liability and general insurance, the inability to comply with existing or new regulations, both in the United States and abroad, and adverse actions regarding product formulation, claims or advertising, product recalls or a significant amount of product returns, dependence on a single manufacturing facility and potential disruptions of our manufacturing operations, the inability to find strategic transaction opportunities or the inability to successfully consummate or integrate a strategic transaction, the inability to maintain or attract key personnel, interruptions to our information technology systems, control by our principal stockholders, and other factors indicated from time to time in the company’s SEC reports, copies of which are available upon request from the company’s investor relations department or may be obtained at the SEC's web site (www.sec.gov).  These risks and uncertainties should be carefully considered before making an investment decision with respect to shares of our common stock.

Schiff Nutrition Contact: Joseph W. Baty, CFO (801) 975-5186 email: joeb@schiffnutrition.com www.schiffnutrition.com	IR Agency Contact: Becky Herrick / Jana Cuiper LHA (415) 433-3777 email: bherrick@lhai.com

– Tables to Follow –

SCHIFF NUTRITION INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended August 31,
	2012	2011

Net sales	$85,133	$58,238
Cost of goods sold	45,066	32,196

Gross profit	40,067	26,042
Operating expenses:
Selling and marketing	19,108	11,731
Other operating expenses	8,622	6,558

Total operating expenses	27,730	18,289

Income from operations	12,337	7,753
Other expense, net	(2,722)	(351)

Income before income taxes	9,615	7,402
Income tax expense	3,586	2,699

Net income	$6,029	$4,703

Weighted average common shares outstanding – diluted	29,933	29,457

Net income per share – diluted	$0.20	$0.16

— More —

SCHIFF NUTRITION INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)
(unaudited)

	August 31,	May 31,
	2012	2012

Cash and cash equivalents	$17,291	$8,607
Available-for-sale securities	2,673	5,162
Receivables, net	38,864	29,778
Inventories	37,379	43,933
Other current assets	4,857	4,676

Total current assets	101,064	92,156

Property and equipment, net	12,333	13,130

Other assets, net:
Intangible assets and goodwill	220,635	222,021
Other assets	3,114	3,333

Total other assets, net	223,749	225,354

Total assets	$337,146	$330,640

Current liabilities(1)	$39,074	$38,588

Long-term debt, net(2)	132,280	132,362

Other long-term liabilities(3)	45,762	46,801

Stockholders’ equity	120,030	112,889

Total liabilities & stockholders’ equity	$337,146	$330,640

(1)	Includes current portion of long-term debt totaling $1,400 and $3,400 at August 31, 2012 and May 31, 2012, respectively.

(2)	Amount is net of unamortized debt issue costs of $5,970 and $6,238 at August 31, 2012 and May 31, 2012, respectively.

(3)	Includes deferred income taxes of $43,149 and $44,016 at August 31, 2012 and May 31, 2012, respectively.

— More —

SCHIFF NUTRITION INTERNATIONAL, INC.
ADJUSTED EBITDA RECONCILIATION
(in thousands)
(unaudited)

	Three Months Ended August 31,
	2012	2011

Income from operations	$12,337	$7,753

Depreciation	1,108	952

Amortization	1,286	407

Stock based compensation, non-cash	1,125	525

Completed acquisition, including transaction and other related costs	1,550	—

Adjusted EBITDA	$17,406	$9,637

— # # # —